Exhibit 12.1

One Atlantic Center

1201 West Peachtree Street

Atlanta, GA 30309-3424

404-881-7000 | Fax: 404-881-7777

                , 2023

Oconee Financial Corporation

41 N. Main Street

Watkinsville, Georgia 30677

Re:	Oconee Financial Corporation – Offering Statement on Form 1-A

Ladies and Gentlemen:

We have acted as counsel for Oconee Financial Corporation, a Georgia corporation (the “Company”), in connection with its filing on the date hereof of an Offering Statement on Form 1-A (the “Offering Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion letter is being furnished pursuant to Item 16 of Form 1-A and Item 601(b)(5) of Regulation S-K under the Securities Act.

The Offering Statement registers [•] shares of the Company’s common stock, par value $2.00 per share (the “Shares”). We understand that the Shares will be purchased and sold pursuant to a Form of Elberton Subscription Agreement or Form of Community Subscription Agreement, each as set forth in the Offering Statement, and as entered into between the Company and each purchaser of the Shares (“Purchasers”).

In rendering the opinion expressed herein, and except as hereinafter limited, we have examined the Articles of Incorporation of the Company; the Bylaws of the Company; the Offering Statement; and records of the proceedings of the Board of Directors of the Company as we deemed necessary for purposes of expressing the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents, and the conformity to original documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents, and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinions hereinafter set forth.

This opinion letter is limited in all respects to the laws of the State of Georgia, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. Any reference herein to “laws,” “statutes”, or “regulations” shall be deemed to mean the laws, statutes, and regulations that are applicable to transactions like the sale of the Shares contemplated by the Offering Statement. This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. No opinion is given herein as to the availability of specific performance or equitable relief of any kind.

Alston & Bird LLP	www.alston.com

                , 2023

Based upon and subject to the foregoing and the additional qualifications set forth below, we are of the opinion that the Shares, when issued, sold and delivered to the Purchasers and paid for by the Purchasers as contemplated by the Offering Statement, will be legally issued, fully paid and non-assessable.

This opinion letter is delivered as of the date hereof, and we make no undertaking and expressly disclaim any duty to supplement or update this opinion letter, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect the opinion and other statements expressed herein. This opinion letter is being rendered solely for the benefit of the Company in connection with the matters addressed herein and is not to be used, circulated, quoted or otherwise referred to or relied upon by any other person or for any other purpose without my prior express written consent.

We consent to the filing of this opinion letter as an exhibit to the Offering Statement. In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Alston & Bird LLP

By:
A Partner